                                                                EXHIBIT 10(a)(3)

                    TENNECO INC. DEFERRED COMPENSATION PLAN

                                 DECEMBER 1967
                          AS AMENDED JANUARY 1, 1970,
                     AMENDED AND RESTATED JANUARY 1, 1980,
                     AMENDED AND RESTATED JANUARY 1, 1982,
                      AMENDED AND RESTATED AUGUST 1, 1984,
                     AMENDED AND RESTATED NOVEMBER 1, 1984,
                     AMENDED AND RESTATED JANUARY 1, 1986,
                     AMENDED AND RESTATED JANUARY 1, 1987,
                     AMENDED AND RESTATED NOVEMBER 1, 1988,
                  AND AMENDED AND RESTATED SEPTEMBER 12, 1995.

1. NAME AND PURPOSE. The name of this plan is the "Tenneco Inc. Deferred Compensation Plan" (the Plan). The purpose of this Plan is to provide reward and incentive to employees who contribute to the success of the Company's business by their ability, industry, loyalty, inventiveness, or exceptional service, through making such employees participants in that success.

2. DEFINITIONS. For purposes of this Plan, the following definitions shall be applicable:

  a. The term "Employee" shall mean any person who is regularly employed on a salaried basis by the Company or by a Qualified Subsidiary, including, but not limited to, any employee who is also an officer or director of the Company or of a Qualified Subsidiary.

  b. The term "Participant" shall mean an Employee who has been credited with any portion of an award pursuant to Section 4 hereof for any year during which this Plan is in effect and who (or whose beneficiary) has not received the total vested portion of the balance of the Participant's account.

  c. The term "Company" shall mean Tenneco Inc.

  d. The term "Qualified Subsidiary" shall mean a company 50 percent or more of whose voting stock is owned (directly or through another Qualified Subsidiary) by the Company.

  e. The term "Board of Directors" shall mean the Board of Directors of the Company.

  f. The term "Compensation and Benefits Committee" shall mean the Compensation and Benefits Committee established by the Board of Directors.

  g. The term "Normal Retirement Date" when applied to a Participant shall mean the Participant's Normal Retirement Date under the Tenneco Inc. Retirement Plan.

  h. The term "Early Retirement Benefit" shall mean an Early Retirement Benefit under the Tenneco Inc. Retirement Plan.

  i. The term "Disability" shall have the same meaning as that provided in the Tenneco Inc. Retirement Plan.
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  j. The term "Accumulation Limit" shall mean $1.5 million or such other amount as the Compensation and Benefits Committee may, from time to time, designate as in effect.

3. ADMINISTRATION. The Board of Directors has designated the Compensation and Benefits Committee to administer, construe and interpret this Plan. The construction and interpretation by the Compensation and Benefits Committee of any provision of this Plan shall be final, conclusive and binding upon all parties, including the Company, its stockholders and its Employees. No member of the Compensation and Benefits Committee shall be liable for any act done or determination made in good faith.

4. ACCOUNTING. The Company shall create a Deferred Compensation Ledger under which an account shall be maintained in the name of each Employee who is selected by the Board of Directors to be a Participant. Each Participant's account shall be maintained in accordance with the following rules:

a. CREDITING OF AWARD. The Participant's award for a particular calendar year, if any, shall be declared by the Board of Directors as of the commencement of the calendar year. As of the first day of each month of the calendar year, the Participant's account will be credited for 1/12 of the award, provided, that on such day the Participant is an Employee.

b. INTEREST. As of the last day of each month on which the participant is an employee, interest for the month shall be credited on the closing balance of the Participant's account as of the last day of the immediately preceding month at a rate (or rates) that is equal to the Prime Interest Rate (or Rates) announced by the Chase Manhattan Bank for such later month (or applicable portions thereof).

c. CPI ADJUSTMENT. If the Participant is an Employee on the last day of a calendar year (the "current year"), then as soon as is administratively feasible following the completion of the current year, the percentage change in the Consumer Price Index For All Urban Households as prepared by the Bureau of Labor Statistics (the "CPI") as of the last day of the current year from the CPI as of the last day of the preceding calendar year shall be calculated. The award credited to the Participant's account for the current year and the sum of each award credited to the Participant's account for each preceding calendar year plus the total allowable CPI adjustments that have previously been determined with respect thereto shall be separately multiplied by the percentage to determine the current year CPI adjustment to the award credited for the current year and to the award credited for each preceding calendar year. The total of the allowable current year CPI adjustments to the award credited for the current year and to the award credited for each of the preceding calendar years shall be credited to (or, if negative, debited from) the Participant's account as of the last day of the current year.

In the event that a Participant ceases to be an Employee prior to the last day of the current year, the percentage change in the CPI as of the last day of the month coinciding with or immediately preceding the date upon which the Participant ceased to be an Employee from the CPI as of the last day of the preceding calendar year shall be calculated. Such percentage shall be utilized to determine the total of the allowable current year CPI adjustments to the award credited for the partial current year and to the award credited for each of the preceding calendar years in the manner hereinbefore described and such total shall be credited to (or, if negative, debited from) the Participant's account as of the last day of the month coinciding with or immediately preceding the date upon which the Participant ceased to be an Employee.

For purposes of the foregoing, no current year CPI adjustment to an award credited for any calendar year shall be allowable to the extent that such adjustment, when added to all previous CPI adjustments to such award, would exceed the original amount of the award credited for the calendar year.

d. VESTING. A Participant will vest in any award credited to his or her account for a particular calendar year beginning on or after January 1, 1980, and in any CPI adjustments made to such award, based upon the consecutive calendar years, commencing with the particular calendar year, throughout which the Participant has been an Employee, in accordance with the following schedule:

                CALENDAR                           VESTING
          YEARS OF EMPLOYMENT                     PERCENTAGE
                  1                                  33 1/3%
                  2                                  66%
                  3                                  100%

Notwithstanding the foregoing, a Participant will be fully vested in all awards credited to his or her account and in all CPI adjustments made to such awards
(i) if the Participant continues to be an Employee until the earliest of attainment of his or her Normal Retirement Date, attainment of eligibility to elect to receive an Early Retirement Benefit or termination of employment on account of disability or death; or (ii) if the Compensation and Benefits Committee determines that it would be in the best interests of the Company to fully vest the Participant upon termination of employment. A Participant will always be fully vested in any interest that has been credited to his or her account.

  5. PAYMENT OF BENEFITS. Distributions under this Plan shall be made only in accordance with the following rules:

  a. RETIREMENT OR DISABILITY. In the case of a participant who ceases to be an Employee after having attained his or her Normal Retirement Date or having attained eligibility to elect to receive an Early Retirement Benefit or on account of disability, the Participant shall be entitled to receive an amount equal to the balance of the Participant's account in a lump sum as soon as administratively feasible following the reporting of the CPI as of the last day of the month during which he or she ceased to be an Employee or in a number of post termination annual installments, not to exceed five, as the Participant shall elect. Interest and CPI adjustment will continue to be credited to a Participant's account when a post termination distribution is elected.


  b. OTHER TERMINATION OF EMPLOYMENT. In the case of a Participant who ceases to be an Employee, otherwise than on account of disability, after attainment of his or her Normal Retirement Date or after attainment of eligibility to elect to receive an Early Retirement Benefit, the Participant shall be entitled to receive an amount equal to the vested portion of the balance of the Participant's account in 60 equal monthly installments commencing as of the first day of the month immediately following the reporting of the CPI as of the last day of the month during which he or she ceased to be an Employee. However, in the event a

Participant ceases to be an Employee on or after November 1, 1988, the Compensation and Benefits Committee, in its sole and absolute discretion, may direct that, in lieu of said installments, the Participant shall be paid an amount equal to the vested portion of the balance of the Participant's account in a lump sum as soon as administratively feasible following the reporting of the CPI as of the last day of the month during which he or she ceases to be an Employee. No interest or CPI adjustments will be credited following termination of employment for reasons other than disability, retirement, or death.

c. DEATH DURING EMPLOYMENT. In the case of a Participant who dies while an the participant's beneficiary shall be entitled to receive an amount equal to the balance of the participant's account in a lump sum as soon as administratively feasible following the reporting of the CPI as of the last day of the month during which the participant's death occurred or in a number of post termination annual installments, not to exceed five, as elected by the administrator of the Participant's estate. Interest and CPI adjustments will continue to be credited to the account when a post termination distribution election is made.

d. ACCUMULATION LIMIT. In the event the balance of a Participant's account as of the last day of a calendar year equals or exceeds the Accumulation Limit then in effect, an amount equal to the Distribution Amount shall be distributed to the Participant in a lump sum as soon as administratively feasible following the expiration of the calendar year and the crediting of CPI adjustments for the calendar year to the Participant's account, provided, that if the Participant ceases to be an Employee prior to such distribution, distribution shall be suspended and, thereafter, shall be made in accordance with paragraphs a, b, or c, whichever applicable.

For purposes of the foregoing, the Distribution Amount shall be equal to the sum of:

(i) each award, credited to the Participant's account for a particular calendar year, in which the Participant is 100% vested and with respect to which net CPI adjustments have been credited to the Participant's account in an amount equal to the original amount of the award credited, determined as of the close of the calendar year; plus

(ii) the net CPI adjustments credited to the Participant's account with respect to each award included in clause (i); plus

(iii) the portion of interest credited to the Participant's account that is allocated to each award included in clause (i) and to the net CPI adjustments included in clause (ii), determined in accordance with such allocation method as may be approved for such purpose by the Compensation Committee.

e. DEATH FOLLOWING TERMINATION OF EMPLOYMENT. In the case of a Participant who dies after ceasing to be an Employee and before having received an amount equal to the entire vested portion of the balance of his or her account, the Participant's beneficiary shall be entitled to receive an amount equal to the remainder of the vested portion of the balance of the Participant's account in a continuation of such form of distribution as the Participant was receiving prior to death, or if distribution to the Participant had not commenced, in such form as to which the Participant was entitled under paragraphs a, b, or c.

In the event that, upon written application of the recipient Participant or beneficiary, the

Compensation and Benefits Committee determines that distribution in the form or commencing at the time specified above would impose a significant hardship on the recipient, the Compensation and Benefits Committee may authorize distribution in a different form or commencing at a different time.

Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 5:

(i) if distribution of a Participant's account is to commence on or after September 1, 1984 and at the time of such commencement the vested portion of the balance of the account does not exceed fifteen thousand dollars ($15,000.00), said portion shall be distributed in a lump sum, and shall not be distributed in installments.

(ii) if, after distribution of a Participant's account in installments has commenced, the vested portion of the balance of the account at any time on or after September 1, 1984 does not exceed fifteen thousand dollars ($15,000.00), said portion shall promptly be distributed in a lump sum, and shall not continue to be distributed in installments.

(iii) if a Participant ceased to be an Employee under circumstances described in paragraphs (a) or (c) and distribution of the Participant's account in installment form commenced prior to January 1, 1986, the remaining balance of the account shall continue to be distributed in such installment form.

The amount of any distribution to a Participant or his or her beneficiary during a month shall be debited, as of the last day of the immediately preceding month, against the vested portion of the balance of the Participant's account.

  6. DESIGNATION OF BENEFICIARY. Each Participant may at any time designate the beneficiary or beneficiaries to whom payments hereunder shall be made on account of the Participant's death. Any such designation shall be in writing and filed with the Compensation and Benefits Committee. If no such designation is on file with the Compensation and Benefits Committee or if no person so designated is living, or otherwise in existence, at the time of the Participant's death, then the deceased Participant's estate shall be deemed to be his or her designated beneficiary.

  7. NATURE AND SOURCE OF BENEFIT PAYMENTS. Portions of awards credited pursuant to Section 4 hereof are compensation for services, and the benefits provided herein with respect to such amounts shall constitute a liability of the Company to the Participants and/or the beneficiaries in accordance with the terms hereof. The payment of such benefits shall be made from the general funds of the Company. No special or separate fund shall be established or other segregation of assets made to assure the payment of such benefits and no Participant shall have any interest in any particular asset of the Company by virtue of the existence of a credit balance in such Participant's account.

  8. EXPENSES OF ADMINISTERING PLAN. All expenses of administering this plan shall be borne by the Company and no part thereof shall be charged against any Participant's account.

  9.  AMENDMENT OR TERMINATION OF PLAN. The Board of Directors may:

  a. terminate this Plan at any time; and

  b.  amend or modify this Plan, from time to time, in any respect;

provided, that any amendment or termination of this Plan shall in no way affect the rights of any Participant or beneficiary to the receipt of benefits to the extent of the balance of the Participant's account at the time of such amendment or termination.

10. NON-ALIENATION OF BENEFITS. No benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt at such shall be void, and any such benefit shall not in any way be subject to the debts. contracts, liabilities, engagements, or torts of the person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

11. CLAIMS PROCEDURE. The Compensation and Benefits Committee shall establish a claims procedure which satisfies the requirements of the Employee Retirement Income Security Act of 1974.

APPROVED ON BEHALF OF THE BOARD OF DIRECTORS



By [SIGNATURE APPEARS HERE]



Pursuant to Section 11 of the Tenneco Inc. Deferred Compensation Plan (the "Plan"), the Compensation and Benefits Committee of the Board of Directors of Tenneco Inc. (the "Compensation and Benefits Committee") adopts the following procedure for use in the administration of the Plan:

            TENNECO INC. DEFERRED COMPENSATION PLAN CLAIMS PROCEDURE

A. CLAIMS FOR BENEFITS

1. As a prerequisite to payment of any benefit under the Plan, the Participant or the beneficiary of the deceased Participant shall make a claim in such manner as the Compensation and Benefits Committee may reasonably require;

2. Promptly upon the receipt of such claim, the Compensation and Benefits Committee shall determine whether the claimant is entitled to the benefit and, if so, the amount thereof.

B. DENIAL OF BENEFITS

In the event that any claim for a benefit under this Plan is denied, in whole or in part, the Compensation and Benefits Committee shall furnish the claimant with a written notice setting forth in a manner calculated to be understood by the claimant:

1. The specific reasons for the denial;

2. Specific reference to any pertinent provisions of this Plan upon which the denial is based;

3. A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
4. Appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review.

A claim shall be deemed denied if the Compensation and Benefits Committee does not approve the claim and fails to furnish the aforesaid notice of denial before the expiration of a period commencing with its receipt of the claim and consisting of 90 days, plus such extension of time for processing the claim, not to exceed 90 additional days, as special circumstances require, provided, that, prior to the expiration of the initial 90 days of the period, the claimant has been furnished with a written notice, which indicates the special circumstances requiring the extension and the date by which a decision regarding the claim is expected to be rendered.

C.  PROCEDURE FOR REVIEW OF DENIED CLAIMS

A claimant whose claim for a benefit under the Plan is denied, either in whole or in part, shall have the right, to be exercised by written application filed with the Compensation and Benefits Committee not later than the 60th day after receipt of notice of such denial, to request a review of the claim. Such request for review may contain such issues and comments as the claimant may wish considered in the review and the Compensation and Benefits Committee shall permit the claimant to review pertinent documents in its possession, including copies of the Plan. The Compensation and Benefits Committee shall make a final determination with respect to the claim as soon as practicable. Notice of the final determination shall be furnished to the claimant in writing, in a manner reasonably calculated to be understood by the claimant, and shall set forth the specific reasons for the determination and specific references to any pertinent provisions of the Plan upon which the determination is based. A claim shall be deemed denied on review if the Compensation and Benefits Committee fails to furnish the aforesaid notice of final determination before the expiration of a period commencing with its receipt of the request for review of the claim and consisting of 60 days, plus such extension of time for completing the review, not to exceed 60 additional days, as special circumstances require, provided, that prior to the expiration of the initial 60 days of the period, the claimant has been furnished with a written notice which indicates the special circumstances requiring the extension and the date by which a decision regarding the review of the claim is expected to be rendered.


APPROVED ON BEHALF OF THE COMPENSATION AND BENEFITS COMMITTEE


By: [SIGNATURE APPEARS HERE]

                                 TENNECO INC.

                        DEFERRED COMPENSATION AGREEMENT

  AGREEMENT dated           , 19  , between Tenneco Inc., a Delaware
Corporation, herein called "Tenneco", and
                         of                                   , herein called
"Participant".

                                  WITNESSETH:

  In consideration of the mutual agreements herein contained, Tenneco and Participant agree as follows:

                                      1.

  Participant covenants and agrees to remain in the service of Tenneco, or its divisions or subsidiaries, until termination of employment due to retirement or other reason, and in consideration therefore and subject to the terms and conditions contained in the Tenneco Inc. Deferred Compensation Plan (the "Plan"), Tenneco agrees to maintain in its Deferred Compensation Ledger an account in the name of the Participant. Said account shall be credited with so
much of the award of $       that has been declared for the calendar year
and with such other amounts, as shall be determined in accordance with the provisions of the Plan, a copy of which is attached hereto and made a part hereof.

                                      2.

  It is agreed that this Agreement is entered into solely for the purpose of evidencing the additional compensation granted to Participant pursuant to the provisions of the Plan and is not intended and shall not operate to change in any way any of the other terms and conditions of Participant's employment by Tenneco.

                                      3.

  The Agreement shall inure to and bind the successors and assigns to Tenneco.

  IN WITNESS WHEREOF, Tenneco has caused this Agreement to be executed by its Chairman or one of its Vice Presidents and attested by its Secretary or an Assistant Secretary, and Participant has signed same, in duplicate originals, on the date and year first above written.

ATTEST:                                         TENNECO INC.



/s/ Karl A. Stewart                             By:  /s/ Dana G. Mead
----------------------------                       ---------------------------
                  Secretary                                       Chairman/CEO


                                                   ---------------------------
                                                                   Participant